UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement.

On February 13, 2012, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), entered into Amendment No. 1 (the “Amendment”), effective as of February 9, 2012, to the Amended and Restated Cardiolite License and Supply Agreement by and between the Company and Cardinal Health 414, LLC (“Cardinal”) entered into as of January 1, 2009 and effective as of January 1, 2004 (the “Agreement”). The Amendment reduces Cardinal’s 2012 Cardiolite products dose purchase requirements without materially reducing the Company’s aggregate product margin for Cardiolite products under the Agreement. In addition, the Amendment removes certain provisions in the Agreement relating to excess inventory, adds provisions relating to product expiry and adjusts the term of the Agreement to the later of December 31, 2012 or the date on which the amended purchase obligations have been fully discharged.  Finally, the Amendment also sets forth Gallium-67 purchase requirements for Cardinal for the six months ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and General Counsel

Date: February 16, 2012